SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 30, 2018

PACCAR Inc

(Exact name of registrant as specified in its charter)

Delaware	001-14817	91-0351110
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 106th Avenue NE, Bellevue, WA 98004

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (425) 468-7400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Item 5.02(f). On April 30, 2018, the Compensation Committee of the Board of Directors approved the Long Term Performance Cash Awards (“LTIP Cash Awards”) for the 2015-2017 cycle under the Long Term Incentive Plan (“LTIP”) for the Named Executive Officers identified in the Company’s March 21, 2018 proxy statement (“Proxy Statement”). The total compensation for each Named Executive Officer reported in the Summary Compensation Table on page 25 of the Proxy Statement has been recalculated to include the LTIP Cash Awards as follows:

Named Executive Officer	Non-Equity Incentive Plan Compensation LTIP Cash Award	Total Compensation
R. E. Armstrong	$2,715,900	$13,756,112
H. C. Schippers	$300,839	$2,924,930
G. L. Moore	$351,840	$3,853,470
R. A. Bengston	$300,480	$2,693,932
T. K. Quinn	$353,430	$2,223,850
R. J. Christensen	$0	$930,710

CEO Pay Ratio Disclosure

As required by Item 402(u) of Regulation S-K, we are providing the following information:

For 2017, our last completed fiscal year:

a)	the median of the annual total compensation of all employees of our company (excluding Mr. Armstrong, our Chief Executive Officer), was $74,104;

b)	the annual total compensation of our Chief Executive Officer was $13,756,112; and

c)	the ratio of the annual total compensation of our Chief Executive Officer to the median of the annual total compensation of all employees was 186 to 1.

Methodology for Determining Our Median Employee and Annual Total Compensation

To identify the median of the annual total compensation of all our employees and to determine the annual total compensation (and any elements of annual total compensation) of our median employee, the methodology and the material assumptions, adjustments and estimates that we used were as follows:

1.	As of October 1, 2017, our employee population consisted of approximately 22,736 individuals working at our parent company and subsidiaries located in the United States, Europe (primarily in Belgium, England and the Netherlands), Mexico, Canada, Australia and in various other countries.

We selected October 1, 2017, to allow sufficient time to identify the median employee given the size and global scope of our operations.

2.	We annualized the compensation for any employees who were not employed by us for the full nine-month period ending on September 30, 2017.

3.	We then identified and calculated the elements of our median employee’s compensation for fiscal 2017 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation in the amount of $74,104. The median employee’s annual total compensation includes all elements of compensation reported in the Summary Compensation Table.

4.	For the annual total compensation of our Chief Executive Officer, we used the amount reported in the “Total” column of the Summary Compensation Table.

Item 5.03. Amendments to Articles of Incorporation or Bylaws

On December 5, 2017, upon the recommendation of the Board’s Nominating and Governance Committee, which is comprised entirely of independent directors, the Board of Directors approved, and recommended for approval by the stockholders, an amendment to our Amended and Restated Certificate of Incorporation to eliminate the supermajority vote requirement for the removal of directors. On May 1, 2017, our stockholders approved the amendment to our Amended and Restated Certificate of Incorporation, effective upon filing with the Secretary of State of Delaware.

The foregoing summary is qualified by reference to the full text of the Amended and Restated Certificate of Incorporation attached hereto as Exhibit 3(i).

Item 5.07. Submission of Matters to a Vote of Security Holders

(a) The annual meeting of stockholders was held on May 1, 2018.

(b) Following is a brief description and vote count of all items voted on at the annual meeting:

Item No. 1. Election of Directors.

The following persons were elected to serve as Class I directors with a term expiring in 2019:

Nominee	Shares Voted “For”	Shares Voted “Against”	Abstentions	Broker Nonvotes
B. E. Ford	293,044,795	9,692,449	397,017	0
K. S. Hachigian	253,849,527	48,828,016	456,718	0
R. C. McGeary	206,519,414	96,174,742	440,105	0
M. A. Schulz	207,334,354	95,352,064	447,843	0

The following persons were elected to serve as Class II directors with a term expiring in 2019:

Nominee	Shares Voted “For”	Shares Voted “Against”	Abstentions	Broker Nonvotes
M. C. Pigott	291,368,689	11,244,295	521,277	0
C. R. Williamson	195,276,605	107,483,834	373,822	0
R. E. Armstrong	292,994,869	9,806,414	332,978	0

Item No. 2. Resolution to approve an amendment to the Amended and Restated Certificate of Incorporation to eliminate the supermajority vote requirement for the removal of directors.

Item No. 2 received the affirmative vote of more than two-thirds of the shares outstanding and entitled to vote at the meeting.

Shares Voted “For”	Shares Voted “Against”	Abstentions	Broker Nonvotes
300,460,078	2,399,431	274,752	0

Item No. 3. Stockholder proposal to reduce the threshold to call special stockholder meetings from 25% to 10%.

Item No. 3 did not receive the affirmative vote of a majority of the shares present and entitled to vote at the meeting.

Shares Voted “For”	Shares Voted “Against”	Abstentions	Broker Nonvotes
91,973,913	207,817,484	3,342,864	0

(c) Not applicable.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

The following is furnished as an Exhibit to this Report.

Exhibit Number	Description

3(i)	Amended and Restated Certificate of Incorporation

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACCAR Inc

Date: May 4, 2018	By:	/s/ D. S. Grandstaff
D. S. Grandstaff Vice President and General Counsel